Exhibit 3.3

                                                              [State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                        Filed 01:30pm 08/31/1995
                                                              950198740-2538924]

                          Certificate of Incorporation
                                       Of
                            Chem International, Inc.

                     PURSUANT TO SECTION 102 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

         FIRST:   The name of the Corporation is Chem International, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Corporation shall have authority to issue Twenty Five Million Two Hundred Thirty Six Thousand Four Hundred Seventy Three (25,236,473) shares of stock to be divided into 156,473 shares of Class A Preferred Stock, 80,000 shares of Class B Convertible Preferred Stock and 25,000,000 shares of Common Stock, all with a par value of $.002 per share. The preferences, privileges, restrictions and rights granted to or imposed on the respective series of shares are as follows:

                  (a) The Class A Preferred Stock shall be designated 8% non-cumulative preferred, shall be non-voting stock, shall be entitled to receive dividends in accordance with the provisions of paragraph (b), shall have a preference on liquidation in accordance with the provisions in paragraph (c), and shall be redeemable as provided in paragraph (d). The Class B Convertible Preferred Stock shall be non-voting stock, shall not pay dividends, shall have no preference or rights on liquidation, but shall be convertible into common shares as provided in paragraph (e) of this Article.

                  (b) (1) The holders of shares of Class A Preferred Stock, in preference to the holders of shares of the Common Stock and the holders of shares of Class B Convertible Preferred Stock, shall be entitled to receive dividends, out of any profits of the Corporation, as and when declared by the Board of Directors, excluding the vote of any director who is the holder of shares of Class A Preferred Stock, up to a total aggregate amount of $1,843,527 (the "Aggregate Class A Preferred Stock Dividend Preference"). The amount of each dividend to be paid in preference to dividends payable to the holders of shares of Common Stock and the holders of shares of Class B Convertible Preferred Stock, shall be no greater than (a) the Aggregate Class A Preferred Stock Dividend Preference less (b) any dividends actually previously paid to the holders of shares of Class A Preferred Stock. Such declared dividends shall be payable quarterly on the last days of January, April, July and October, respectively, in each year, with respect to dividends declared by the Board of Directors during the calendar quarterly period ending on the last day of the preceding calendar month.

                           (2) In no event, so long as any shares of Class A Preferred Stock are outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any shares of Common Stock or Class B Convertible Preferred Stock, nor shall any shares of Common Stock or Class B Convertible Preferred Stock be purchased, or otherwise acquired for value by the Corporation, unless and until all dividends on the shares of Class A Preferred Stock of all series for the preceding and current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof shall be set apart. The foregoing provisions of this subparagraph, however, shall not prohibit (a) a dividend on shares of Common Stock payable in shares of Common Stock, (b) the acquisition of Common Stock in exchange for, or through application of the proceeds of the sale of, Common Stock, or (c) the conversion of any shares of Class B Convertible Preferred Stock into Common Stock.

                           (3) Subject to the foregoing provisions of this paragraph and to any further limitations prescribed by the Board of Directors, the Board of Directors may declare, out of any funds legally available therefor, additional dividends, but such additional dividends shall be made equally, share-for-share, to all outstanding shares of Class A Preferred Stock and Common Stock.

                  (d) (1) In the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of shares of Common Stock, the holders of the Class A Preferred Stock shall be entitled to be paid in full any unpaid Aggregate Class A Preferred Stock Dividend Preference plus the sum of $156,473 in accordance with the provisions of paragraph (b) of this Article.

                           (2) If, on any liquidation, dissolution or winding up of the affairs of the Corporation, payment shall have been made in full to the holders of shares of Class A Preferred Stock as provided in subparagraph (1) above, the remaining assets and funds of the Corporation shall be distributed equally to all outstanding shares of Class A Preferred Stock and Common Stock, share-for-share.

                           (3) Neither the consolidation or merger of the Corporation, nor the lease or conveyance of all or substantially all of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (c).

                  (d) (1) After the Aggregate Class A Preferred Stock Dividend Preference is paid to the holders of shares of Class A Preferred Stock in full, the Class A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, by the vote of its Board of Directors, excluding the vote of any Director who is a holder of Class A Preferred Stock, by the payment of $1.00 per share to the holders of the Class A Preferred Stock (the "Redemption Price") upon the following additional conditions:

                                                     (A) If less than all of the
                                        shares of Class A Preferred Stock are to be redeemed, redemption shall be made in such amount and by such method, either by lot or pro rata, and subject to such provisions of convenience, as shall from time to time be determined by the Board of Directors.

                                                     (B) Notice of any proposed
                                        redemption shall be given by the
                                        Corporation by publication at least once each week for two successive calendar weeks (the first publication to be not less than 20 days nor more than 60 days prior to the redemption date) in at least one daily newspaper printed in the English language and published and of general circulation in the County of New York (in each instance upon any secular day of the week) stating such election on the part of the Corporation and that on the redemption date there will become due and payable upon each of the shares to be redeemed, at the place or places specified in such notice, the Redemption Price. A similar notice shall be mailed by the Corporation, postage prepaid, not less than 20 days nor more than 60 days, prior to the date fixed for redemption, to each holder of record of such Class A Preferred Stock to be redeemed at his address as the same shall appear upon the books of the Corporation. The failure to mail such notice as aforesaid shall not invalidate the redemption of such Class A Preferred Stock.

                                                     (C) If the Corporation
                                        shall deposit on or prior to the date
                                        fixed for the redemption of any of such
                                        Class A Preferred Stock, with one or
                                        more banks or trust companies, each
                                        having capital and surplus of at least
                                        $5,000,000 and doing business in the
                                        County of New York, as a trust fund for
                                        the benefit of the respective holders of such Class A Preferred Stock to be redeemed, sums sufficient to redeem such Class A Preferred Stock called for redemption with irrevocable instructions and authority to any one of such depositary banks or trust companies to publish, in the name of the Corporation, the notice of redemption thereof (or to complete such publications if theretofore commenced) and to pay on or after the date fixed for such redemption, to the respective holders of such Class A Preferred Stock, the Redemption Price thereof upon the surrender of the certificates representing the Class A Preferred Stock so called for redemption, then from and after the time of such deposit (although prior to the date fixed for redemption) such Class A Preferred Stock so called for redemption shall be deemed to be redeemed and dividends thereon shall cease to accrue after such date fixed for redemption, and such deposit shall be deemed to constitute full payment of such Class A Preferred Stock to the respective holders thereof, and such Class A Preferred Stock shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such Class A Preferred Stock and shall have no rights with respect thereto, except only the right to receive from such bank or banks or trust company or companies payment of the Redemption Price of such Class A Preferred Stock without interest, upon surrender of the certificates representing the Class A Preferred Stock so called for redemption, and the right to exercise any existing conversion rights in accordance with the express terms of the Class A Preferred Stock so called for redemption. Any funds so deposited which are not required for the redemption of Class A Preferred Stock because of the conversion thereof shall forthwith be returned to the Corporation. Money so deposited and unclaimed at the end of six years shall be repaid to the Corporation and thereafter the holders of such Class A Preferred Stock called for redemption shall look only to the Corporation for payment.

                                                     (D) All shares of Class A
                                        Preferred Stock redeemed shall be
                                        retired and cancelled and none of such
                                        shares shall thereafter be reissued.

                  (e)      (1)      The holder of any shares of Class B
                           Convertible Preferred Stock shall, upon delivery to the Corporation and/or the Corporation's transfer agent of (A) his written notice electing to convert such shares to shares of Common Stock, (B) $.002 for every share of Common Stock being received therefor, and (C) the certificate or certificates for such shares of Class B Convertible Preferred Stock, duly endorsed to the Corporation, be entitled to receive 100 shares of Common Stock for each share of Class B Convertible Preferred Stock, duly endorsed to the Corporation, be entitled to receive 100 shares of Common Stock for each share of Class B Convertible Preferred Stock so converted on payment of transfer taxes if any, on the shares of Common Stock to be issued in exchange for such shares of Class B Convertible Preferred Stock.

                           (2) Provided, however, that the number of shares of Common Stock to be issued as provided in subparagraph 1 of this paragraph (e) shall be adjusted to take into account any and all increases or reductions in the number of outstanding shares of Common Stock which have accrued since the date of the first issuance of the Class B Convertible Preferred Stock by reason of a split, share dividend, merger, consolidation, or other capital change of reorganization affecting the number of outstanding common shares so as fairly and equitably to preserve so far as reasonably possible the original conversion rights of the Class B Convertible Preferred Stock, and provided further that when such adjustment is required no notice of redemption shall be given until such amendment and adjustment shall have been accomplished.

                           (3) When required for a complete conversion of the Class B Convertible Preferred Stock, the Corporation shall issue fractional shares, or scrip or other certificates evidencing such fractional shares, calculated to the nearest 1/100th of a share, fractions of less than 1/100th of a share being disregarded, on such terms and subject to such conditions as may be fixed by the Board of Directors; provided, however, that fractional shares shall have no voting rights in the Corporation.

                           (4) The shares of Class B Convertible Preferred Stock so converted shall not be reissued and shall cease to be part of the authorized shares of the Corporation.

                           (5) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting conversion of its Class B Convertible Preferred Stock the full number of shares of Common Stock deliverable on conversion of all preferred shares from time to time outstanding and shall obtain and keep in force such permits as may be required in order to enable it lawfully to issue and deliver such number of common shares.

                  (f) Except as otherwise provided in this paragraph (f) or by law, the holders of the shares of Common Stock shall have exclusive right to notice of and to vote at shareholders' meetings, and the holders of the preferred shares of any series shall not have such rights and powers.

                  (g) (1) While any preferred shares of any series are outstanding, the Corporation, without first obtaining the consent, either expressed in writing or by affirmative vote at a meeting called for that purpose, of the holders of at least two-thirds of the total number of shares of all series of preferred shares then outstanding, as a class shall not:
                                                              (A) Change, amend,
                                            or repeal any of the provisions
                                            applicable to the preferred shares
                                            which would adversely affect the
                                            preferences, voting power or other
                                            rights of the preferred shares. In
                                            case any series of the preferred
                                            shares at the time outstanding would
                                            be so affected in a different manner
                                            than any other series of the
                                            preferred shares then outstanding by
                                            any such action, such series so
                                            affected shall be entitled to vote
                                            as a series, and the Corporation
                                            shall not take such action without
                                            the consent or affirmative vote, as
                                            above provided, of at least
                                            two-thirds of the total number of
                                            shares of such series then
                                            outstanding, in addition to or as a
                                            specific part of the consent or
                                            affirmative vote hereinabove
                                            otherwise required;

                                                              (B) Increase the
                                            presently authorized number of
                                            shares of preferred shares, or
                                            authorize any stock (or any security
                                            convertible into such stock) ranking
                                            on a parity with the preferred
                                            shares; provided, however, that the
                                            foregoing shall not be deemed or
                                            construed to limit the right of the
                                            Corporation to authorize a new
                                            series of preferred shares for the
                                            purpose of redeeming or retiring all
                                            of the outstanding shares of another
                                            series of preferred shares;

                                                              (C) Authorize any
                                            stock (or any security convertible
                                            into such stock) ranking prior to
                                            the preferred shares; provided,
                                            however, that the foregoing shall
                                            not be deemed or construed to limit
                                            the right of the Corporation to
                                            authorize any stock of any class
                                            having preference or priority over
                                            the preferred shares, for the
                                            purpose of redeeming or retiring all
                                            of the shares of all series of
                                            preferred shares at the time
                                            outstanding;

                                                              (D) Consolidate or
                                            merge with or into any other
                                            corporation except a wholly owned
                                            subsidiary having no funded debt or
                                            preference stock outstanding in
                                            hands of the public, or sell or
                                            lease all, or substantially all, of
                                            its property or assets;

                                                              (E) Issue any
                                            additional shares of preferred
                                            shares of the initial series or any
                                            other series, in excess of the
                                            maximum number of shares of
                                            preferred shares initially
                                            authorized to be issued or issue any
                                            stock (or any security convertible
                                            into such stock) on a parity with or
                                            ranking prior to the preferred
                                            shares.

                  (h) Preferred shares shall be issued as fully paid, nonassessable shares and not otherwise. This paragraph may not be amended to provide for assessment of preferred shares or of any one or more, but less than all, series of preferred shares, except on the prior approval, by vote or written consent, of the holders of 100% of the outstanding preferred shares, or of the outstanding preferred shares of the series sought to be assessed, as the case may be.

         FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the term of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board or Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;
                  (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of preferred stock shall be paid or declared an set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         SIXTH:  The name and mailing address of the incorporator is as follows:

                           Name                               Mailing

                           Michael J. Nita          Shanley & Fisher, P.C.
                                                    131 Madison Avenue
                                                    Morristown, New Jersey 07962

         SEVENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-law adopted by the Board of Directors may be amended or repealed by action of the stockholders.

         EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not be deemed to eliminate or limit the personal liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         NINTH: All corporate officers, directors, employees and agents shall be indemnified to the full extent provided under The General Corporation Law of the State of Delaware. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Directors.


         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that it is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 20th day of August, 1995.




                                                     /s/ Michael J. Nita
                                                     Michael J. Nita

598847-1
                                                      [State of Delaware
                                                      Secretary of State
                                                      Division of Corporations
                                                      Filed 11:00 am  02/02/1996
                                                      960032221-2538924]


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                CHEM INTERNATIONAL, INC., A NEW YORK CORPORATION,
                                      INTO
                CHEM INTERNATIONAL, INC., A DELAWARE CORPPRATION
        (PURSUANT TO SECTION 253 OF THE DELAWARE GENERAL CORPORATION LAW)

         CHEM INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of New York ("New York Parent")

         DOES HEREBY CERTIFY:

         FIRST: That New York Parent was incorporated on the 17th day of March, 1980, pursuant to the Business Corporation Law of the State of New York, the provisions of which permit the merger of a parent corporation organized and existing under the laws of the said State into a subsidiary corporation organized and existing under the laws of said State.

         SECOND: That New York Parent owns at least ninety percent (90%) of the outstanding shares of the Capital Stock, $.002 par value per share of Chem International, Inc., a corporation incorporated pursuant to the General Corporation laws of the State of Delaware, and having no class of stock outstanding other than said capital stock.

         THIRD: That New York Parent, by the following resolution of its Board of Directors, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board, and was approved by the Shareholders of New York Parent, pursuant to Section 903 of the New York Business Corporation Law on December 1, 1995, determined to, and effective upon the date set forth in this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge itself into Subsidiary:

         WHEREAS, this Corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of capital stock, $.002 par value per share ("Delaware Subsidiary Stock"), of Chem International, Inc., a Delaware corporation; and

         WHEREAS, said Delaware Subsidiary Stock is the only issued and outstanding class of stock of Delaware Subsidiary; and

         WHEREAS, this Corporation desires to merge itself into Delaware Subsidiary pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

         NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware (but subject to the approval of the sole stockholder of this Corporation) this Corporation merge and it hereby does merge itself into Delaware Subsidiary, which will assume all of the obligations of this Corporation; and

         RESOLVED, that the proposed merger be submitted to the sole stockholder of New York Parent and that upon receiving the unanimous written consent of such stockholder the proposed merger shall be approved; and

         RESOLVED, that the surviving corporation shall issue stock of the surviving corporation pro rata to the holders of stock of New York Parent on the surrender of any certificate therefor; and

         RESOLVED, that Delaware Subsidiary, as the surviving corporation in the merger, shall notify each stockholder of record of Delaware Subsidiary within ten days after the effective date of the merger that the merger has become effective; and

         RESOLVED, that the President or any Vice President of New York Parent be and each hereby is authorized to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of New York Parent into Delaware Subsidiary, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

         FOURTH: That the merger has been approved by more than two-thirds of the holders of all of the outstanding stock of New York Parent entitled to vote thereon at a meeting of shareholders held December 1, 1995.

         IN WITNESS WHEREOF, Delaware Subsidiary has caused this Certificate to be signed by E. Gerald Kay, its President, and attested by Eleanor DiMartino, its Secretary, this 29th day of December, 1995.

                                                     CHEM INTERNATIONAL, INC.
                                                     a New York Corporation

                                                     By: /s/ E. Gerald Kay
                                                     E. Gerald Kay, President
ATTEST:

By:      /s/ Eleanor DiMartino
         Eleanor DiMartino, Secretary

                                                       [State of Delaware
                                                       Secretary of State
                                                       Filed 09:00am  07/02/1996
                                                       960194597-2538924]

                            CERTIFICATE OF RETIREMENT

                                       OF

                            CHEM INTERNATIONAL, INC.

         Chem International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows;

         FIRST: On February 5, 1996, the Corporation converted eighty thousand (80,000) shares of Class B Convertible Preferred Stock, $.002 par value per share (the "Class B Preferred Stock") into eight million (8,000,000) shares of the Corporation's Common Stock, $.002 par value per share.

         SECOND: The Certificate of Incorporation of the Corporation provide that the shares of the Class B Preferred Stock so converted shall not be reissued and shall cease to be part of the authorized shares of stock of the Corporation.

         THIRD: Pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this Certificate, Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the authorized shares of the Corporation by elimination therefrom of all references to Class B Preferred Stock and as a consequence thereof to reduce the presently authorized shares of the Corporation from 25,236,473 shares of stock to 25,156,473 shares of stock to be divided into 156,473 shares of Class A Preferred Stock and 25,000,000 shares of Common Stock, all with a par value of $.002 per share.


         IN WITNESS WHEREOF, Chem International, Inc. has caused this Certificate to be signed by E. Gerald Kay, its duly elected and acting President, on the 27th day of June 1996.

                                                     Chem International, Inc.

                                                     By: /s/ E. Gerald Kay
                                                     E. Gerald Kay, President

                                                       [State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 09:01am  07/02/1996
                                                       960194598-2538924]



                            CERTIFICATE OF RETIREMENT

                                       OF

                            CHEM INTERNATIONAL, INC.

         Chem International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: On June 27, 1996, the Corporation redeemed 156,473 shares of Class A Preferred Stock, $.002 par value per share (the "Class A Preferred Stock").

         SECOND: The Certificate of Incorporation of the Corporation provides that the shares of Class A Preferred Stock as redeemed shall be retired and cancelled and none of such shares shall thereafter be reissued.

         THIRD: Pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this Certificate, Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended so as to effect a reduction in the authorized shares of the Corporation by elimination therefrom of all references to Class A Preferred Stock and as a consequence thereof to reduce the presently authorized shares of the Corporation from 25,156,473 shares of stock to 25,000,000 share of Common Stock, all with a par value of $.002 per share.


         IN WITNESS WHEREOF, Chem International, Inc. has caused this Certificate to be signed by E. Gerald Kay, its duly elected and acting President, on the 27th day of June 1996.

                                                     Chem International, Inc.

                                                     /s/ E. Gerald Kay
                                                     E. Gerald Kay, President

                                                      [State of Delaware
                                                      Secretary of State
                                                      Division of Corporations
                                                      Filed 09:02 am  07/02/1996
                                                      960194602-2538924]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CHEM INTERNATIONAL, INC.

         CHEM INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted, subject to approval by the stockholders of the Corporation, authorizing the following amendment (the "Amendment") of the Certificate of Incorporation of the Corporation:

                  RESOLVED, that Article FOURTH of the Certificate of Incorporation of Chem International, Inc. is hereby amended to read in its entirety as follow:

                  FOURTH: The Corporation shall have authority to issue 6,250,000 shares of common stock, all with a par value of $.002 per share.

                           Effective at 11:58 p.m. (the "Effective Time") on the
                  date of filing of a Certificate of Amendment with the Secretary of State of the State of Delaware setting forth this Amendment (the "Effective Date"), each four (4) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and changed into one
                  (1) validly issued, fully paid and nonassessable share of Common Stock (a "New Share"). Each holder of record of shares of Common Stock so reclassified and changed shall at the Effective Time automatically become the record owner of the number of New Shares as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Article FOURTH. The Corporation shall not issue fractional New Shares. Each stockholder entitled to receive a fractional New Share shall receive, in lieu thereof, a whole New Share.

         SECOND: That thereafter, pursuant to a resolution of the stockholders of the Corporation adopted by written consent of the stockholders of the Corporation, and upon written notice to stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the Amendment.
         THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by E. Gerald Kay, its President, this 27th day of June, 1996.



                                                     Chem International, Inc.

                                                     /s/ E. Gerald Kay
                                                     E. Gerald Kay, President

                                                       [State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 09:03 am 07/02/1996
                                                       960194604-2538924]

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CHEM INTERNATIONAL, INC.

                     PURSUANT TO SECTION 245 OF THE GENERAL

                    CORPORATION LAW OF THE STATE OF DELAWARE

CHEM INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is CHEM INTERNATIONAL, INC. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 31, 1995.
         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.
         3. The text of the Certificate of Incorporation as heretofore amended, is hereby restated and further amended, is hereby restated and further amended to read in its entirety as follows:
         FIRST:  The name of the Corporation is Chem International, Inc.
         SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, DE 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Corporation shall have authority to issue 26,000,000 shares of stock to be divided into 25,000,000 shares of Common Stock, with a par value of $.002 per share, and 1,000,000 shares of Preferred Stock, with a par value of $.002 per share, that may be issued by the Board of Directors pursuant to the provisions of Article FIFTH below.

         FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board with respect to each class or series shall include, but not limited to, determination of the following:

         (a) The number of shares constituting that class or series and the distinctive designation of that class or series;

         (b) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;

         (c) Whether that class or series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

         (d) Whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series;

         (h) Any other relative rights, preferences and limitations of that class or series.

         SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation; provided, however, that any By-laws adopted, amended or repealed by the Board of Directors may be amended or repealed by action of the stockholders.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not be deemed to eliminate or limit the personal liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         EIGHTH: All corporate officers, directors, employees and agents shall be indemnified to the full extent provided under The General Corporation Law of the State of Delaware. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Director.


         IN WITNESS WHEREOF, the Corporation has caused this certificates to be signed by E. Gerald Kay, its president, this 27th day of June, 1996.

                                                       CHEM INTERNATIONAL, INC.
                                                       By: /s/ E. Gerald Kay
                                                       E. Gerald Kay, President

20
598927-1

598927-1
                                                       [State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 09:00 am 12/19/2000
                                                       001636602-2538924]


                          CERTIFICATE OF AMENDMENT OF

                    RESTATED CERTIFICATE OF INCORPORATION OF

                            CHEM INTERNATIONAL, INC.


Chem International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of said Corporation at a meeting lawfully convened on October 1, 2000 adopted resolutions proposing and declaring advisable the following Amendment to the Restated Certificate of Incorporation of said Corporation:
         RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing Article FIRST to read as follows:

         "The name of the Corporation is Integrated Health Technologies, Inc." FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, directed and empowered to prepare and file in the name of and on behalf of the Corporation any and all notices, forms and applications with the appropriate governing authorities.

         SECOND: That at a meeting of the Corporation's shareholders held on November 22, 2000, the shareholders approved and adopted said Amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
         THIRD: That the aforementioned Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.





         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on the 5th day of December, 2000.
                                                        CHEM INTERNATIONAL, INC.
                                                        By: /s/ Seymour Flug
                                                        Seymour Flug, President

                                                       [State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 01:00 pm 01/29/2003
                                                       030060107-2538924]

                                STATE OF DELAWARE

                          CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION


         FIRST: That at a meeting of the Board of Directors of Integrated Health Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. This resolution setting forth the proposed amendment is as follows:
         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article thereof numbered " First" so that, as amended, said Article shall be and read as follows:

         "The name of the Corporation is Integrated BioPharma, Inc."
         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
         Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
         Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.
                                                   By: /s/ Seymour Flug
                                                   (Authorized Officer)
                                                   NAME: Seymour Flug, President
                           (Type or Print)